UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

LNB BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LNB Bancorp, Inc.
457 Broadway
Lorain, Ohio 44052
Dear Shareholders of LNB Bancorp, Inc.:
     AMG Investments, LLC (“AMG”) is attempting to demand a special meeting of shareholders (a “Special Meeting”) of LNB Bancorp, Inc. (the “Company”). The purpose of AMG’s demand is to consider and vote upon numerous proposals, which include: (i) the removal without cause of all but three of the Company’s incumbent directors; (ii) electing AMG’s own director nominees to fill the resulting vacancies on the Company’s Board of Directors (the “Board”); (iii) amending the Company’s Amended and Restated Code of Regulations (the “Code”) to declassify the Board; and (iv) amending the Code to reduce the number of directors eligible to serve on the Board from 15 to a maximum of nine and a minimum of three.
     The Board strongly believes that convening a Special Meeting at this time is not in the best interests of the Company or its shareholders.
     AMG, a shareholder owning less than eight percent (8%) of the Company’s outstanding shares, all of which were acquired after March 12, 2007 and 85% of which were acquired within the last five months, is demanding immediate action by calling a Special Meeting for the primary purpose of electing its own director nominees to the Board. The Board believes this is an ill-advised distraction from the Company’s ongoing management efforts, and could potentially lead to uncertainty and instability among existing customers, potential new customers, and the Company’s employees. The Board believes the AMG Solicitation could create uncertainty among customers regarding a number of issues, including whether the Company will remain an independent entity, whether the Company will continue to offer the various products and services of interest to customers, or whether customers could find themselves having to establish a new business relationship with another bank in the near future. The Board believes the AMG Solicitation could create uncertainty among the Company’s employees about the Company’s future or their positions, which could prompt key employees to leave the Company.
     The Board does not believe that issues such as Board representation, composition and accountability to shareholders should be addressed at a Special Meeting demanded by a dissident shareholder with short-term interests, such as AMG. Rather, the Board strongly believes that the more prudent course of action is for the Company to build on the progress of its long-term strategy. The Board believes that the eighteen percent (18%) increase in net income for the Company in its most recent third quarter compared to the same period a year ago is strong evidence that the Company is making genuine progress toward its goals.
     THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE AMG SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND VIGOROUSLY OPPOSES THE SOLICITATION OF REQUEST CARDS BY AMG. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE REQUEST CARD SENT TO YOU BY AMG. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE REQUEST CARD, THE BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD, AS SOON AS POSSIBLE.

     The enclosed Revocation Solicitation Statement contains important information as to why you should, and how to, revoke any white request card that you previously returned to AMG. We urge you to read it carefully. Your Board greatly appreciates your continued support and encouragement.

Sincerely,
/s/ James R. Herrick
James R. Herrick
Chairman of the Board of Directors

Revocation Solicitation Statement Dated November 21, 2007
This Revocation Solicitation Statement and BLUE Revocation Card are first being mailed to shareholders on or about November 24, 2007.

Revocation Solicitation Statement by LNB Bancorp, Inc.
in Opposition to the Solicitation Statement by AMG Investments, LLC to Call a Special Meeting
of Shareholders of LNB Bancorp, Inc.

     This Revocation Solicitation Statement (this “Revocation Solicitation Statement”) and the accompanying BLUE revocation card (the “Revocation Card”) are being furnished by the Board of Directors (the “Board”) of LNB Bancorp, Inc., an Ohio corporation (the “Company”), to the holders (the “Shareholders”) of the outstanding shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), in connection with the Board’s solicitation of revocations (“Revocations”) in opposition to a solicitation by a shareholder. The shareholder, AMG Investments, LLC, an Ohio limited liability company (“AMG”), is soliciting other Shareholders to execute WHITE request cards (“Request Cards”), to call a special meeting of Shareholders (a “Special Meeting”) for the purpose of considering and voting upon various proposals as further described herein (the “AMG Solicitation”).
     Pursuant to Section 1701.40(A)(3) of the Ohio Revised Code and Article II, Section 2(a) of the Company’s Amended and Restated Code of Regulations (the “Code”), the Company is obligated to call a Special Meeting if a written demand is made by holders of twenty-five percent (25%) or more of the outstanding shares of Common Stock. As of November 15, 2007, there were 7,295,663 outstanding shares of Common Stock. In order to demand the Special Meeting, AMG would need to deliver to the Company executed and unrevoked WHITE Request Cards from holders of approximately 1,823,196 shares of Common Stock, including the 564,905 shares purported to be owned by AMG (as of November 5, 2007).
     THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE AMG SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND VIGOROUSLY OPPOSES THE SOLICITATION OF REQUEST CARDS BY AMG. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE REQUEST CARD SENT TO YOU BY AMG. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE REQUEST CARD, THE BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD, AS SOON AS POSSIBLE, BY MAIL (USING THE ENCLOSED POSTAGE-PAID ENVELOPE) TO THE COMPANY’S INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT 105 MADISON AVENUE, NEW YORK, NEW YORK 10016.
     THE COMPANY IS SEEKING ONLY A REVOCATION OF WHITE REQUEST CARDS RELATING TO THE CALLING OF THE SPECIAL MEETING. THE COMPANY IS NOT CURRENTLY SEEKING YOUR PROXY WITH RESPECT TO ANY OTHER MATTER.

     IF YOU HAVE ANY QUESTIONS OR NEED ANY ASSISTANCE IN REVOKING A WHITE REQUEST CARD YOU MAY HAVE GIVEN TO AMG, PLEASE CONTACT OUR INFORMATION AGENT:
MacKenzie Partners, Inc.
105 Madison Avenue,
New York, NY 10016
Phone: (800) 322-2885
Fax: (212) 929-0308

Background
     On November 5, 2007, AMG filed a solicitation statement (the “AMG Solicitation Statement”) with the SEC in an attempt to demand a Special Meeting of Shareholders of the Company. According to its filing with the SEC, the purpose of AMG’s demand is to consider and vote upon four proposals: (i) removing without cause of all but three of the Company’s incumbent directors; (ii) electing AMG’s own director nominees to fill the resulting vacancies on the Company’s Board; (iii) amending the Company’s Code to declassify the Board; and (iv) amending the Code to reduce the number of directors eligible to serve on the Board from 15 to a maximum of nine and a minimum of three.
     The Board strongly believes that convening a Special Meeting at this time is not in the best interests of the Company or its Shareholders.
     The AMG Solicitation Statement makes much of the Company’s disappointing performance in recent years, but what it does not tell you is that the Company has a strategy in place to improve performance, and that the success of this strategy is beginning to show up in the Company’s bottom line performance. While AMG prominently highlights the fact that the Company’s earnings for the first three quarters of 2007 were lower than they were during the prior year, what AMG neglected to say is that LNB’s earnings for the third quarter were actually 18% higher than they were for the same period last year, and that credit quality has also improved significantly.
     That performance does not fit in with the story AMG would like you to believe about the Company. We believe that the real story is that amid extremely challenging economic conditions, the prospects for the Company’s business are improving, and the growth initiatives that the Company has undertaken are working. Over the last couple of years, the Company has been pursuing a strategy to better position itself for future loan and deposit growth. Recognizing the somewhat limited long-term growth prospects for its historical market, the Company has undertaken a variety of long-term initiatives. This is not to say that the Company has abandoned its historical market; quite to the contrary, its market share in Lorain County, as reported by the FDIC in its Deposit Market Share Report of June 30, 2007, improved to 19.49% from 18.96%. This ranks second in the county. The Company has also made investments in areas that provide better growth prospects in order to improve profitability. These investments in people, technology and facilities over the past 18 months are now largely complete.
     The Company’s new banking offices in Elyria and North Ridgeville have met expectations with good core deposit and loan growth. The new Elyria office has nearly $3 million in loans and $9 million in deposits since opening in January 2007. The North Ridgeville office has been open for about a year, and has about $7 million in loans and $7 million in deposits. These two offices are positioned in areas that we believe have the best loan and deposit growth prospects in Lorain County.
     The Company has also been investing in markets beyond Lorain County. This includes a business development office in Independence, Ohio in Cuyahoga County. This office has produced approximately $32 million in commercial production in the first nine months of 2007. In addition, this office has treasury management product offerings that have opened a segment of the business and public fund deposit markets not previously available to the Company. In addition, the Company relocated its Westlake loan production office to a more visible location in Avon, Ohio. This office specializes in commercial real estate, and had loan production of $24 million through the first nine months of 2007.
     As you are certainly aware, the Company made its first bank acquisition in many years with the acquisition of Morgan Bancorp and its subsidiary, Morgan Bank, in the second quarter. The merger has helped broaden the Company’s market, and provides a strong base of accounts and the potential for solid growth in all balance sheet components. The post-acquisition integration is on schedule, with all anticipated expense savings expected to be recognized with the final data conversion in December. With the addition of Morgan Bank, the Company surpassed $1 billion in total assets for the first time in its history. We are optimistic about Morgan Bank, which serves a high-growth, affluent market in Summit County. We have successfully introduced a number of new products and services in that market.
     For any person living in Northeast Ohio, the weak state of the regional economy is not news. The Company has been challenged by the impact of the weak regional economy on its credit quality since 2004. Our situation is not unique, as most banks in the area are recognizing much larger losses and credit quality issues in 2007. In fact, based on information derived from publicly available information filed with the SEC by Northeast Ohio banks, banks and thrifts in Northeast Ohio on average saw non-performing assets to assets increase 19.2% from 1.31% in the second quarter of 2007 to 1.56% in the third quarter of 2007. During the same period, LNB’s non-performing assets to asset ratio decreased 10.5%. Similarly, banks and thrifts in Northeast Ohio on average saw non-performing loans to loans increase 17.9% from 1.41% in the second quarter of 2007 to 1.66% in the third quarter of 2007. During the same period, LNB’s non-performing loan to loan ratio decreased 16.7%.
     We have seen progress in asset quality in the third quarter resulting from changes in management, underwriting and focus. The Company’s asset quality issues have arisen in connection with long-term commercial loan customers in its core market. While many other banking companies are struggling with sub-prime mortgage loan issues, the Company’s mortgage loan business made positive contributions to the Company’s results in 2007.
     The changes over the last two years have been expensive but necessary if we are to achieve our objectives of building market share in Lorain County, growing commercial relationships in surrounding communities, and leveraging our expense base by growing fee based income. Achieving these objectives and becoming a community bank of scale is a difficult task. While we are confident that we can compete in our markets, the task of reshaping the Company has been made more difficult by economic conditions specific to Lorain County and more recently by the deteriorating northeast Ohio economy. The management and Board have a great deal of confidence in the Company’s long-term strategy, and we are particularly impressed with recent positive signs of genuine progress.
     The Board and management remain optimistic that the Company can remain a strong community bank of scale in Northeast Ohio, and that by doing so, it can significantly enhance shareholder value over the long term.
Recommendation of the Company’s Board of Directors
     The Board has carefully considered the AMG Solicitation and the potential effects of holding the Special Meeting to consider and vote upon AMG’s proposals. The Board, after consultation with its senior management, legal and financial advisors, reached the conclusion that the AMG Solicitation is not in the best interests of the Shareholders, and urges Shareholders to oppose the AMG Solicitation.

     The Board does not believe that issues such as Board representation, composition and accountability to shareholders should be addressed at a Special Meeting demanded by a dissident shareholder with short-term interests, such as AMG. Rather, the Board strongly believes that the more prudent course of action is for the Board to build on the progress of the Company’s long-term strategy. The Board believes that the eighteen percent (18%) increase in net income for the Company in its most recent third quarter compared to the same period a year ago is strong evidence that the Company is making genuine progress toward its goals.
     In addition, the Board believes that calling the Special Meeting for the purpose of electing nominees hand-picked by AMG is likely to result in uncertainty and instability that could create greater risks for the Company and its Shareholders going forward. AMG has offered no indication whether any of its purported director nominees have any experience or insight whatsoever that might assist the Company in reaching its goals, nor has it explained to the Company or its Shareholders what improvements AMG would propose to make to the Company’s business that could possibly justify the tremendous disruption that calling a Special Meeting will entail including the significant amount of management time that would be required to be devoted to the meeting (including the preparation of solicitation materials, responding to any comments raised by the SEC, and the time required to be devoted to soliciting proxies from shareholders) and other uncertainties, including the possibility of litigation with AMG or its principals.
     The Board believes that the uncertainty and instability that could be created through AMG's actions would be particularly exacerbated during a period of significant economic turmoil and tremendous uncertainty, such as the markets are experiencing today. In addition to operating in a region where economic growth has lagged national averages, the Company, like banks throughout the nation, is dealing with the additional challenges arising out of the fallout from the sub-prime mortgage crisis that has affected banks throughout the nation. While the Company has not experienced problems directly related to mortgage lending, it does have to deal with the impact of tightened credit standards on its ability to generate new residential and commercial loans in its markets. In short, the events of the past few months have made the market in which the Company operates even more challenging, and the Board believes the uncertainty arising out of AMG’s efforts to unseat a majority of the Company’s directors exacerbates those issues.
     Furthermore, AMG has not explained why it feels the costs it has and will continue to inflict upon the Company and its Shareholders by pursuing a Special Meeting are justified. AMG’s principals have a history of engaging in proxy contests, and the Board believes that AMG and its principals are well aware that the Company and its Shareholders will have to pay financial and legal advisory fees to respond to the AMG Solicitation. AMG unilaterally decided to inflict these costs on your Company, and to distract the Board and the Company’s management from our business at a time of tremendous turmoil in the financial markets, without even attempting to establish a dialogue with the Company through less costly or less disruptive means.
     The Board has determined that the AMG Solicitation is contrary to the best interests of the Company and the Shareholders, and vigorously opposes the solicitation of Request Cards by AMG. Accordingly, the Board recommends that you not sign any WHITE Request Card sent to you by AMG. Whether or not you have previously executed a WHITE Request Card, the Board urges you to sign, date and deliver the enclosed BLUE Revocation Card, as soon as possible, by mail (using the enclosed postage-paid envelope) to the Company’s information agent, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, New York 10016.
The AMG Solicitation
     According to the AMG Solicitation Statement, AMG is conducting the AMG Solicitation to demand a Special Meeting of Shareholders pursuant to Section 1701.40(A)(3) of the Ohio Revised Code and Article II, Section 2(a) of the Company’s Code for the purpose of considering and voting upon four proposals: (i) removing without cause of all but three of the Company’s incumbent directors; (ii) electing AMG’s own director nominees to fill the resulting vacancies on the Company’s Board; (iii) amending the Company’s Code to declassify the Board; and (iv) amending the Code to reduce the number of directors eligible to serve on the Board from 15 to a maximum of nine and a minimum of three.

The Special Meeting
     Pursuant to Section 1701.40(A)(3) of the Ohio Revised Code and Article II, Section 2(a) of the Company’s Code, the Company is obligated to call a Special Meeting if a written demand is made by holders of twenty-five percent (25%) or more of the outstanding shares of Common Stock. In the event that written demands are received from the requisite number of shareholders, the Special Meeting shall be held within sixty (60) days of the call, on the day, at the time and at the place (within or without the State of Ohio) as the Board determines.
     As of November 15, 2007, there were 7,295,663 outstanding shares of Common Stock. In order to demand the Special Meeting, AMG would need to deliver to the Company executed and unrevoked Request Cards from holders of approximately 1,823,196 shares of Common Stock, including the 564,905 shares purported to be owned by AMG (as of November 5, 2007).
     Should the Board determine that AMG has obtained executed and unrevoked Request Cards from the requisite holders and demanded the Special Meeting, the Secretary of the Company, in accordance with the Company’s Code, shall prepare a written notice (the “Notice”) stating the date, time, place of the Special Meeting, to be delivered to each registered holder of the Company’s outstanding shares of Common Stock (as of the record date) not less than ten (10) nor more than sixty (60) days before the Special Meeting. Pursuant to the Company’s Code, holders of 25% or more of the Company’s outstanding shares of Common Stock can require a Special Meeting to be called to transact any Shareholder business and activities and to take any Shareholder actions. Should a Special Meeting be called, the Board does not intend to propose that any business other than AMG’s proposals described above be conducted at the Special Meeting.
     Pursuant to Section 1701.41(B) of the Ohio Revised Code, in the event that the Secretary of the Company fails to give notice of the Special Meeting within fifteen (15) days after the proper delivery of the request, AMG or any other Shareholder who has made a demand for the Special Meeting may fix the time of and give notice of the Special Meeting.
     Pursuant to Section 1701.51 of the Ohio Revised Code, if a Special Meeting is called on demand of Shareholders, the Shareholders attending such Special Meeting, in person or by proxy, shall constitute a quorum for such meeting, but no action required by law or the Company’s Code to be authorized or taken by the holders of a designated proportion of the outstanding shares of Common Stock may be authorized or taken by a lesser proportion.
     If we are required to hold a Special Meeting, the Company intends to file a proxy statement with the SEC and solicit proxies in opposition the proposals set forth in the AMG Solicitation Statement.
     The Company reserves its rights to require full compliance with the provisions set forth in the Company’s Code and with applicable law, including the Ohio Revised Code, with respect to any Special Meeting sought to be called by AMG or any other Shareholders. The filing or distribution of this Revocation Solicitation Statement is not intended and should not be taken as an endorsement by the Company of the validity of the AMG Solicitation Statement or a waiver of any provisions of the Company’s Code or of any rights by the Company.
Effect of Execution and Delivery of Revocations
     The Board is soliciting Revocations in opposition to the solicitation of Request Cards by AMG. By executing and returning the BLUE Revocation Card, you will be revoking your WHITE Request Card relating to the demand for the Special Meeting or, if you have not previously executed and returned a WHITE Request Card, you will be indicating your support for the Board.
     If you have previously signed and returned any WHITE Request Card, you have every right to change your mind and revoke the WHITE Request Card by signing, dating and returning the enclosed BLUE Revocation Card.
     We urge you to consider this matter carefully, as there will be no meeting at which to revoke any WHITE Request Card. A Shareholder’s revocation of a previously executed WHITE Request Card will have the effect of opposing AMG’s attempt to demand a Special Meeting. If you have not previously executed a WHITE Request Card, your BLUE Revocation Card will have no legal effect in determining whether the Company must call the Special Meeting.
     If your shares of Common Stock are held of record by a bank, bank nominee, brokerage firm or other institution, only that bank, bank nominee, brokerage firm or other institution can execute your BLUE Revocation Card, and you should, accordingly, call the bank, bank nominee, brokerage firm or other institution with your instructions to execute your BLUE Revocation Card. If you require assistance with this process, please call our information agent, MacKenzie Partners, Inc., toll free at (800) 322-2885.
     The Board recommends that you not sign any WHITE Request Card sent to you by AMG. Whether or not you have previously executed a WHITE Request Card, the Board urges you to show your support for the Board by signing, dating and delivering the enclosed BLUE Revocation Card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to the Company’s information agent, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, New York 10016.
Revocation
     Either a WHITE Request Card or a BLUE Revocation Card may be revoked by filing with the Secretary of the Company a written notice of revocation. Such written revocation may be in any form, but must be signed and dated and must clearly express your intention to revoke your previously executed WHITE Request Card or BLUE Revocation Card. Any written notice revoking a WHITE Request Card or a BLUE Revocation Card should be sent to:
Secretary of LNB Bancorp, Inc.
c/o MacKenzie Partners, Inc.
105 Madison Avenue,
New York, NY 10016
Phone: (800) 322-2885
Fax: (212) 929-0308

          Your latest dated submission will supersede any earlier-dated Request Card, Revocation Card or other written notice of Revocation, except that a Revocation will be inoperative and of no effect if delivered after the date, if any, as of which it is determined that AMG effectively demanded a Special Meeting. A Shareholder’s revocation of a previously executed WHITE Request Card will have the effect of opposing AMG’s demand for the Special Meeting.
The Company’s Board of Directors
          The following is a summary of the qualifications of each of member of the Board, effective as of October 31, 2007:

			Positions and
			Offices
		Principal Occupation	Held with	Director
Name	Age	for Past Five Years	LNB Bancorp	Since

Class I

Terry D. Goode	52	Vice President, LandAmerica Financial Group, Inc. and Lorain County Title Company	Director	1997

James R. Herrick	55	President, Liberty Auto Group, Inc.	Director and Chairman	1999

Kevin C. Martin	50	President, EMH Regional Healthcare System, Elyria, Ohio	Director	2005

Benjamin G. Norton	67	LTI Power Systems, Consultant	Director	1983

Class II

John W. Schaeffer, M.D.	61	President, North Ohio Heart Center, Inc.	Director	1999

J. Martin Erbaugh	59	President, JM Erbaugh Co., a private investment firm. Chairman of the Board of Morgan Bancorp, Inc. until its purchase by the Company.	Director	2007

Lee C. Howley	60	President, Howley Bread Group Ltd.	Director	2001

Daniel E. Klimas	48	President and Chief Executive Officer and Director of LNB Bancorp, Inc. and The Lorain National Bank since February 2005. President, Northern Ohio Region, Huntington Bank from 2001 to February 2005	President and CEO, LNB Bancorp, Inc. and Director	2005

			Positions and
			Offices
		Principal Occupation	Held with	Director
Name	Age	for Past Five Years	LNB Bancorp	Since

Jeffrey F. Riddell	55	President and Chief Executive Officer, Consumers Builders Supply Company	Director	1995

Class III

Daniel P. Batista	72	Chairman of the Board, Wickens, Herzer, Panza, Cook and Batista, L.P.A.	Director	1983

Robert M. Campana	47	Owner of Campana Development, a real estate development company	Director	1997

James F. Kidd	67	President and Chief Executive Officer of LNB Bancorp, Inc. and The Lorain National Bank from December 2003 to February 2005; Vice Chairman of the Board, LNB Bancorp, Inc. and The Lorain National Bank, prior to December 2003 and February 2005 to present	Director and Vice Chairman	1989

Donald F. Zwilling, CPA	61	Shareholder and Director of Barnes Wendling CPA’s, Inc. Director in charge of the firm’s Sheffield Village office.	Director	2005

Security Ownership of Management and Principal Shareholders
          The following table identifies and sets forth certain information concerning the beneficial ownership of Common Stock as of October 31, 2007 by: (1) each current director of the Company; (2) each of the Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (3) all current directors and executive officers of the Company as a group; and (4) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock.

	Common
	Shares
	Beneficially		Percentage of
Name of Beneficial Owner	Owned (1)		Class

Daniel P. Batista	32,639		*
Robert M. Campana	18,590	(2)	*
J. Martin Erbaugh	103,049		1.41%
Terry D. Goode	66,000	(3)	*
James R. Herrick	8,000	(4)	*
Lee C. Howley	15,650	(5)	*
James F. Kidd	80,530		1.10%
Daniel E. Klimas	36,344	(6)	*
Kevin C. Martin	4,189		*
Benjamin G. Norton	152,398	(7)	2.09%
Jeffrey F. Riddell	127,474	(8)	1.75%
John W. Schaeffer, M.D.	15,296	(9)	*
Frank A. Soltis	4,355	(10)	*
Terry M. White	10,570		*
Donald F. Zwilling	3,890	(11)	*
All Directors and Executive Officers as a Group (15 in group)	678,974		9.31%

*	Ownership is less than 1% of the class.

(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the common shares reported.

(2)	Includes 18,023 common shares subject to shared voting and investment power with his wife.

(3)	Includes 17,447 common shares subject to shared voting and investment power with his wife.

(4)	Includes 8,000 common shares held in his company’s 401(k) subject to shared voting and investment power.

(5)	Includes 12,650 common shares held by a partnership of which he is a partner and subject to shared voting and investment power.

(6)	Includes 30,000 common shares subject to options which are vested and exercisable.

(7)	Includes 73,809 common shares held in his wife’s trust and subject to shared voting and investment power.

(8)	Includes 44,378 common shares subject to shared voting and investment power with his wife and children. It also includes 31,663 held in a trust of which Mr. Riddell is a beneficiary.

(9)	Includes 6,394 common shares in his wife’s name and subject to shared voting and investment power.

(10)	Includes 2,500 common shares subject to options which are vested and exercisable.

(11)	Includes 709 common shares held in his wife’s trust and subject to shared voting and investment power.

     As of October 31, 2007, no person was known by the Company to be the beneficial owner of more than 5% of the outstanding common shares of the Company, except as follows:

Name and Address of	Common Shares
Beneficial Owner	Beneficially Owned	Percent of Class
The Lorain National Bank
457 Broadway
Lorain, Ohio 44052 (1)	475,534	6.52%

Bank Funds V, VI and VII, L.P.
208 S. LaSalle Street
Chicago, IL 60604 (2)	432,200	5.92%

AMG Investments, LLC
8500 Station Street, Suite 113
Mentor, Ohio 44060 (3)	564,905	7.70%

(1)	These common shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by The Lorain National Bank. As fiduciary, The Lorain National Bank has sole power to dispose of 123,228 of these common shares, shared power to dispose of 352,306 of these common shares, sole power to vote 94,019 of these common shares, and shared power to vote -0- of these common shares, for a total of 475,534 of the outstanding common shares of the Company.

(2)	According to a Schedule 13G filed with the SEC on February 13, 2007.

(3)	According to a Schedule 13D filed with the SEC on October 26, 2007.
Participants in the Revocation Solicitation
          Revocations are being solicited by and on behalf of the Company. All expenses of the Revocation Solicitation, including the cost of preparing and mailing this Revocation Solicitation Statement, will be borne by the Company. The Company will also request those holding shares for the benefit of others to send the proxy material to, and to obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition to solicitation by use of the mails, Revocations may be solicited by directors, certain officers, and employees of the Company in person or by telephone, telegram, advertisement, courier service, or other means of communication (such as e-mail). Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.
          In addition, the Company has retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of Revocations. The Company has agreed that MacKenzie will be paid a fee not to exceed $75,000, plus reimbursement for their reasonable out-of-pocket expenses. The Company has also agreed to indemnify MacKenzie against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

Delivery of Documents to Shareholders Sharing an Address
          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
          A single Revocation Solicitation Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Revocation Solicitation Statement, please notify your broker, direct your written request to LNB Bancorp, Inc., Attn: Investor Relations, 457 Broadway, Lorain, Ohio 44052. Shareholders who currently receive multiple copies of the Revocation Solicitation Statement at their address and would like to request “householding” of their communications should contact their broker.
Shareholder Proposals and Nominations
          Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its annual meeting of shareholders to be held in 2008 must do so no later than November 17, 2007. To be considered eligible for inclusion in the Company’s 2008 Proxy Statement, a proposal must conform to the requirements of Regulation 14A under the Exchange Act. Shareholder proposals should be directed to LNB Bancorp, Inc., Attention: Investor Relations, 457 Broadway, Lorain, Ohio 44052. Unless notice of a shareholder proposal for the 2008 annual meeting of shareholders is received by the Company not later than January 31, 2008, the Company intends that proxies received by it will be voted in the interest of the Company in accordance with the judgment of the Board.
          The Company’s Code establishes advance notice procedures as to the nomination by shareholders of candidates for election as directors. In order to make a director nomination, it is necessary that you notify the Company in writing no fewer than 14 days nor more than 50 days in advance of next year’s annual meeting unless the Company gives you less than 21 days notice of the annual meeting and then notice of nominations must be given no later than the seventh day after we mailed notice of the annual meeting to you. Notice of nominations of directors must also meet all other requirements contained in the Company’s Code. You may obtain a copy of the Code upon written request to LNB Bancorp, Inc., Attention: Corporate Secretary, 457 Broadway, Lorain, OH 44052.

Where You Can Find More Information
          The Company is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents the Company files with the SEC by going to the “Investor Relations—SEC Filings” section of our website at www.lnbbancorp.com. The information provided on our website is not part of this Revocation Solicitation Statement, and therefore is not incorporated by reference.
          The Board urges you to show your support for the Company by signing, dating and delivering the enclosed BLUE Revocation Card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to the Company’s information agent at the address below. If you have any questions or need any assistance in revoking a WHITE Request Card you may have given to AMG, please contact the Company’s information agent:
MacKenzie Partners, Inc.
105 Madison Avenue,
New York, NY 10016
Phone: (800) 322-2885
Fax: (212) 929-0308

LNB Bancorp, Inc.
BLUE Revocation Card
Revocation of Request Card on Behalf of AMG Investments, LLC
          The undersigned shareholder, acting with regard to all shares of common stock, par value $1.00 per share, of LNB Bancorp, Inc. entitled to vote and held by the undersigned, hereby REVOKES any previously executed WHITE Request Card requesting the demand for a special meeting of shareholders (the “Special Meeting”) described in the Solicitation Statement of AMG Investments, LLC, and hereby confirms that the undersigned has the power to deliver a Revocation of Request Card for the number of shares represented hereby.
          THE BOARD OF DIRECTORS OF LNB BANCORP, INC. RECOMMENDS THAT YOU REVOKE ANY PREVIOUSLY EXECUTED REQUEST CARD REQUESTING THE DEMAND FOR THE SPECIAL MEETING BY PROPERLY SIGNING, DATING AND DELIVERING THIS REVOCATION CARD (USING THE ENCLOSED POSTAGE-PAID ENVELOPE).
          PLEASE SIGN THIS REVOCATION EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. SIGNED REVOCATION CARDS MARKED “REVOKE REQUEST CARD” OR “ABSTAIN” OR SIGNED BUT UNMARKED REVOCATIONS WILL BE DEEMED TO REVOKE ALL PREVIOUSLY GIVEN REQUEST CARDS FOR THE NUMBER OF SHARES REPRESENTED BY THE UNDERSIGNED.

☐	REVOKE REQUEST CARD

☐	DO NOT REVOKE REQUEST CARD

☐	ABSTAIN

Dated

Signature

Signature (if held jointly)

Title(s)